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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-46834, 33-87844, 33-88982, 33-88984, and
33-63429) of Apollo Group, Inc. of our reports dated September 30, 2002 relating to the consolidated financial statements of Apollo Group, Inc. and the financial statements of University of Phoenix Online, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Phoenix, Arizona
November 26, 2002